UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2003

First Potomac Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7200 Wisconsin Avenue, Suite 310, Bethesda, MD 20814

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 986-9200

ITEM 5. Other Events and Required FD Disclosure

On December 1, 2003, First Potomac Realty Trust (the “Company”) consummated an acquisition of Interstate Plaza, a 107,320 square foot distribution warehouse facility in Alexandria, Virginia. Interstate Plaza was acquired at a contractual purchase price of $12.0 million. The Company assumed an $8.6 million first mortgage with the remainder paid with a portion of the proceeds from its October 23, 2003 initial public offering. The Company disclosed in its IPO prospectus that it had entered into a contract to purchase Interstate Plaza. Interstate Plaza is leased entirely to the U.S. Government and located inside the Capital Beltway in the Washington D.C. metropolitan area, just north of the I95/395/495 interchange. A copy of the press release relating to the acquisition is attached hereto as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits

(a)	Financial Statements None.

(b)	Pro forma financial information None.

(c)	Exhibits.

Exhibit
Number	Exhibit Title
99.1	Press Release dated December 1, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

By: /s/ Barry H. Bass
Name: Barry H. Bass
Title: Chief Financial Officer

Date: December 3, 2003

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release dated December 1, 2003